EXHIBIT 3


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                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF NOVEMBER 21, 2005

                                  BY AND AMONG

                         INTERCONTINENTALEXCHANGE, INC.

                                       AND

                      THE PARTIES LISTED IN ANNEX A HERETO














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

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is dated as of November 21, 2005 by and among IntercontinentalExchange, Inc., a Delaware corporation (the "Company"), and those parties listed in Annex A hereto (the "Stockholders").

                                    RECITALS

         WHEREAS, the Stockholders own shares of the issued and outstanding Class A Common Stock, Series 2, of the Company, par value $0.01 per share (the "Class A Shares");

         WHEREAS, in connection with the Company's recapitalization, each Class A Share will be reclassified by way of a reverse stock split at a ratio of one-for-four and may be converted into one share of new common stock of the Company, par value $0.01 per share (the "Shares"), as provided by the Company's Fourth Amended and Restated Certificate of Incorporation; and

         WHEREAS, the Company and the Stockholders have entered into this Agreement for the purpose of designating the registration rights of the Stockholders.

         NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         The following terms shall have the definitions set forth below:

         "Affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

         "Board of Directors" means the board of directors of the Company.

         "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York.

         "CPEX" means Continental Power Exchange, Inc. and its successors or assigns.

         "CPEX Agreement" has the meaning set forth in Section 3.1(c).

         "Class A Shares" has the meaning set forth in the preamble of this Agreement.

         "Closing Price" means, with respect to the Registrable Securities, as of the date of determination, the closing price per share of a Registrable Security on such date on the principal national securities exchange on which the Registrable Securities are then listed or admitted for trading as published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date.

         "Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

         "Covered Registration" means any Piggyback Registration or any S-3 Registration.

         "Cutback Registration" means any Covered Registration to be effected as an underwritten Public Offering in which the Managing Underwriter with respect thereto advises the Company and the Requesting Holders in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company that are not Registrable Securities) exceeds the number which can be sold in such offering without a reduction in the selling price anticipated to be received for the securities to be sold in such Public Offering.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Form S-3" has the meaning set forth in Section 3.2(a).

         "Indemnified Party" has the meaning set forth in Section 4.1(c).

         "Indemnifying Party" has the meaning set forth in Section 4.1(c).

         "Initial Public Offering" means the Company's initial Public Offering.

         "Losses" has the meaning set forth in Section 4.1(a).

         "Managing Underwriter" means, with respect to any Public Offering, the lead managing underwriter or underwriters for such Public Offering.

         "Market Price" means, on any date of determination, the average of the daily Closing Price of Shares for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.


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

         "NASD" means the National Association of Securities Dealers, Inc.

         "Notice of Piggyback Registration" has the meaning set forth in Section 3.1(a).

         "Participating Holders" means the Stockholders participating in any Covered Registration.

         "Participating Stock" means the shares of Registrable Securities of each such Participating Holder that will be included in a Covered Registration.

         "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union or association.

         "Piggyback Registration" means any registration of equity securities of the Company under the Securities Act (other than a registration in respect of a dividend reinvestment or similar plan or on Form S-4 or Form S-8 promulgated by the Commission, or any successor or similar forms thereto), whether for sale for the account of the Company or for the account of any holder of securities of the Company.

         "Public Offering" means any offering of Shares to the public, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act.

         "Registrable Securities" means the Shares, including any security or instrument issued by the Company that is exchangeable for the Shares or issuable upon the conversion of the Shares, provided that Shares shall cease to be Registrable Securities when (x) a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement or (y) (i) all Shares owned by a Stockholder may be sold in a single sale, without any limitation as to volume pursuant to Rule 144, and (ii) until such time as such Stockholder is no longer subject to the volume restrictions of Rule 144(e) under the Securities Act by virtue of Rule 144(k) under the Securities Act, such Stockholder owning such Shares owns less than one percent of the outstanding class of Shares proposed to be sold.

         "Registration Expenses" means all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to the Managing Underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and expenses of counsel to the Company and of its independent


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

public accountants and any other accounting fees, charges and expenses incurred by the Company. Notwithstanding anything to the contrary contained herein, each Participating Holder of Registrable Securities sold pursuant to a registration statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to the registration and sale of such Participating Holders' Registrable Securities and, subject to the next succeeding sentence, shall bear the fees and expenses of its own counsel. In connection with the initial S-3 Registration in any twelve (12) month period, the Company shall reimburse the Participating Holders of Registrable Securities sold pursuant to the S-3 Registration for the reasonable fees and disbursements of one counsel chosen by the Requesting Holders representing a majority of such Registrable Securities included in the S-3 Registration.

         "Request for Registration" means a written request by a Stockholder to the Company for registration of Registrable Securities in response to a Notice of Piggyback Registration, which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof.

         "Requesting Holders" mean, with respect to any registration, the Stockholders requesting to have Registrable Securities included in a registration.

         "Rule 144" means Rule 144 promulgated under the Securities Act, and any successor provision thereto.

         "S-3 Initiating Holders" has the meaning set forth in Section 3.2(a).

         "S-3 Registration" has the meaning set forth in Section 3.2(a).

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Shares" has the meaning set forth in the preamble of this Agreement.

         "Stockholders" has the meaning set forth in the preamble of this Agreement.

         "Valid Business Reason" means a determination by the Board of Directors, in its good faith judgment, that any registration of Registrable Securities should not be made or continued because it would (x) materially adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or (y) require the Company to disclose in a registration statement information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the Board of Directors, (A) such disclosure would be materially harmful to the Company and its stockholders or (B) the Company has a bona fide purpose for preserving the confidentiality of such information.


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

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1. Company Representations and Warranties. The Company hereby represents and warrants to the Stockholders as follows:

         (a) Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

         (b) Due Authorization. The Company has full corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate proceedings on the part of the Company. This Agreement is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and, as to enforceability, general equitable principles.

         Section 2.2. Stockholder Representations and Warranties. Each Stockholder hereby severally (and not jointly) represents and warrants to the Company and the other Stockholders with respect to itself as follows:

         (a) Organization. If such Stockholder is a corporation or other entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

         (b) Due Authorization. Each Stockholder that is a corporation or other entity has full corporate or other power and authority, to execute this Agreement and to consummate the transactions contemplated hereby. In the case of each Stockholder that is a corporation or other entity, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other proceedings on its part. This Agreement is a valid and legally binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and, as to enforceability, general equitable principles.


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                                   ARTICLE III

                               REGISTRATION RIGHTS

         Section 3.1. "Piggyback" Registration.

         (a) Request for Registration. If at any time following the Initial Public Offering, the Company proposes to effect a Piggyback Registration, it shall give prompt written notice (a "Notice of Piggyback Registration") at least ten (10) days before the anticipated filing date to the Stockholders of its intention to do so and of such Stockholders' rights under this Section 3.1(a) to participate in such Piggyback Registration, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. If any such Stockholder delivers a Request for Registration to the Company within ten (10) days after such Stockholder receives a Notice of Piggyback Registration, the Company will use its reasonable best efforts to include in the registration statement relating to such Piggyback Registration all Registrable Securities that the Company has been so requested to register. Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and
(ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

         (b) Registration Expenses. The Company will pay all Registration Expenses incurred in connection with each Piggyback Registration, whether or not such Piggyback Registration becomes effective.

         (c) Priority in Cutback Registrations. If a Piggyback Registration becomes a Cutback Registration and such registration as initially proposed by the Company was solely a primary registration of securities for its account or for the account of CPEX, the Company will include in such registration to the extent of the amount of the securities which the Managing Underwriter advises the Company can be sold in such offering without a reduction in the selling price anticipated to be received for the securities to be sold in such Public
Offering: (A) first, any securities proposed by the Company to be sold for its own account, (B) second, any securities proposed to be sold by CPEX pursuant to the exercise of its demand registration rights in accordance with the Second Amendment to Contribution and Asset Transfer Agreement among the Company, CPEX and Jeffrey C. Sprecher entered into as of October 24, 2005 ("CPEX Agreement"),
(C) third, the Registrable Securities included in the Requests for Registration of Requesting Holders, pro rata based on the number of Registrable Securities owned by each such Requesting Holder; provided, that if the number of shares of Participating Stock allocated to any Requesting Holder exceeds the amount of Registrable Securities specified in such Requesting Holder's Request for Registration, such excess shares will be allocated pro rata among the other Requesting Holders based on the number of Registrable Securities owned by the remaining Requesting Holders until all such excess shares are allocated


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

among the remaining Requesting Holders. Any securities excluded shall be withdrawn from and shall not be included in such Piggyback Registration.

         Section 3.2. S-3 Registration.

         (a) Request for S-3 Registration. Upon the Company becoming eligible for use of Form S-3 (or any successor form thereto) under the Securities Act in connection with a Public Offering of its securities, in the event that the Company shall receive from one or more Stockholders as a group holding 25% or more of the Registrable Securities held by all Stockholders (each, an "S-3 Initiating Holder") a written request that the Company register under the Securities Act on Form S-3 ("Form S-3") (or any successor form then in effect) (an "S-3 Registration") all or a portion of the Registrable Securities owned by such Stockholders, the Company shall give written notice of such request to all of the Stockholders (other than the S-3 Initiating Holders that have requested an S-3 Registration under this Section 3.2(a)) at least ten (10) days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Stockholders the opportunity to register the number of Registrable Securities as each such Stockholder may request in writing to the Company given within ten (10) days after their receipt from the Company of the written notice of such S-3 Registration. With respect to each S-3 Registration, the Company shall (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and the Registrable Securities of any Stockholder who has requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein and (ii) use its reasonable best efforts to cause such registration pursuant to this Section 3.2(a) to become and remain effective as soon as practicable, but in any event not later than ninety (90) days after it receives a request therefor.

         (b) Form S-3 Underwriting Procedures. If the Requesting Holders of Registrable Securities to be registered pursuant to Section 3.2(a) holding a majority of all such Registrable Securities so elect, the Company shall use its reasonable best efforts to cause such S-3 Registration pursuant to this Section 3.2(b) to be in the form of a firm commitment underwritten offering and the Managing Underwriter selected for such offering shall be an investment banking firm of national reputation selected and obtained by the Company, acting through the Board of Directors. In connection with any S-3 Registration under this
Section 3.2 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Participating Holders accept the terms of the underwritten offering as agreed upon between the Company, the Managing Underwriter and the S-3 Initiating Holders.

         (c) Priority in Cutback Registrations. If an S-3 Registration becomes a Cutback Registration, the Company will include in such registration to the extent of the amount of the securities which the Managing Underwriter advises the Company can be sold in such offering without a reduction in the selling price anticipated to be received for the securities to be sold in such Public
Offering: (A) first, the Registrable Securities requested for inclusion by the Requesting Holders, pro rata based on the number of


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

Registrable Securities owned by each such Requesting Holder; provided, that if the number of shares of Participating Stock allocated to any Requesting Holder exceeds the amount of Registrable Securities specified in such Requesting Holder's Request for Registration, such excess shares will be allocated pro rata among the other Requesting Holders, (B) second, any securities proposed to be sold by CPEX pursuant to its exercise of its registration rights in accordance with the CPEX Agreement, (C) third, any securities proposed by the Company to be sold for its own account. Any securities excluded shall be withdrawn from and shall not be included in such S-3 Registration.

         (d) Limitations on S-3 Registrations. If the Board of Directors has a Valid Business Reason, the Company (x) may postpone filing a registration statement relating to an S-3 Registration until such Valid Business Reason no longer exists, but in no event for more than one hundred and twenty (120) days and (y) in case a registration statement has been filed relating to an S-3 Registration, upon the approval of a majority of the Board of Directors, may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement. The Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason more than once in any twelve (12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 3.2(a), (i) within ninety (90) days after the effective date of any other registration statement of the Company, (ii) if within the twelve (12) month period preceding the date of such request, the Company has effected two
(2) S-3 Registrations pursuant to Section 3.2(a), (iii) if Form S-3 is not available for such offering by the S-3 Initiating Holders or (iv) if the Participating Holders (including the S-3 Initiating Holders), propose to sell their Registrable Securities to the public at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) of less than $20,000,000.

         (e) Expenses. The Company shall bear all Registration Expenses in connection with one S-3 Registration pursuant to this Section 3.2 per year, whether or not such registration statement becomes effective; provided, however, that if an S-3 Registration is withdrawn at the request of the Participating Holders holding a majority of the Registrable Securities held by all such Participating Holders and if such Participating Holders elect not to have such registration count as an S-3 Registration, each of such Participating Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of its Registrable Securities that were to have been included in such registration. If more than one S-3 Registration is invoked in a year, the Participating Holders shall pay the Registration Expenses of all additional S-3 Registrations so invoked pro rata in accordance with the number of Registrable Securities that were included (or in the case of registrations that are not completed, requested to be included) in such registration.


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

         Section 3.3. Registration Procedures.

         (a) Obligations of the Company. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to Article III hereof, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities. Without limiting the foregoing (and subject to its rights under Article III hereof not to register or to delay registration of Registrable Securities), the Company in each such case will, as expeditiously as possible:

          (i) prepare and file with the Commission a registration statement on such form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with this Article III and the intended method of distribution thereof, and in the case of a Piggyback Registration, cause such registration statement to become effective within 120 days of the initial filing thereof; provided, that before filing any registration statement in a Covered Registration or any amendment thereto, the Company will furnish to counsel for the Requesting Holders copies of reasonably complete drafts of all such documents proposed to be filed, and any counsel shall have an adequate and appropriate opportunity to object to any information pertaining to such Requesting Holders that is contained therein, and the Company will make the corrections reasonably requested by such counsel within a reasonable period of time with respect to such information prior to filing any such registration statement or amendment;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities included in such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (a) such time as when all Registrable Securities covered by the registration statement have been sold and (b) sixty (60) days after such registration statement becomes effective;

          (iii) notify counsel to the Requesting Holders and each seller of Registrable Securities of any stop order issued or threatened by the Commission;

          (iv) furnish to each holder of Registrable Securities included in such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus


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

     filed under Rule 424 promulgated under the Securities Act relating to such holder's Registrable Securities, and such other documents, as such holder may reasonably request to facilitate the disposition of its Registrable Securities;

          (v) use its reasonable best efforts to register or qualify all Registrable Securities included in such registration statement under such other securities or blue sky laws of such jurisdictions as each holder thereof shall reasonably request and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder, except that the Company shall not for any such purpose be required (A) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (V) be obligated to be so qualified, (B) to subject itself to taxation in any such jurisdiction or (C) to consent to general service of process in any jurisdiction;

          (vi) use its reasonable best efforts to cause all Registrable Securities included in such registration statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable each holder thereof to consummate the disposition of such Registrable Securities;

          (vii) notify each holder whose Registrable Securities are included in such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

          (ix) make available at reasonable times for inspection by any Participating Holder or any Managing Underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such Participating Holder or Managing Underwriter, all financial and other records, pertinent corporate documents and properties of the Company to the


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

     extent it shall be reasonably necessary to enable such Persons to exercise their due diligence responsibility, and, in connection therewith, cause the Company's officers, directors and employees to supply all information reasonably requested by any such Person, in connection with such registration statement, in each case, subject to their execution of a confidentiality agreement with respect to information relating to ICE Futures Holdings Plc and ICE Futures (collectively, "ICE Futures") that is non-public or proprietary in nature, or as may be subject to contractual, regulatory or other obligations of confidentiality on the part of the Company or ICE Futures;

          (x) provide a transfer agent and registrar for all Registrable Securities included in such registration statement not later than the effective date of such registration statement; and

          (xi) use its reasonable best efforts to cause all Registrable Securities included in such registration statement to be listed, upon official notice of issuance, on any national securities exchange on which any of the securities of the same class as the Registrable Securities are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD.

         (b) Obligations of the Participating Holders.

                  (i) the Company may require each Participating Holder whose Registrable Securities are being registered to, and each such Participating Holder, as a condition to including Registrable Securities in such registration, shall, furnish the Company and the underwriters with such information and affidavits regarding such Participating Holder and the distribution of such securities as the Company and the underwriters may from time to time reasonably request in writing in connection with such registration.

                  (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (vii) of this
         Section 3.3, each Participating Holder will immediately discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder receives the copies of the supplemented or amended prospectus contemplated by paragraph (vii) of this Section 3.3 and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's


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

          possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period referred to in paragraph (ii) of this Section 3.3 shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to paragraph (vii) of this Section 3.3 and to and including the date when each Participating Holder whose Registrable Securities are included in such registration statement receives the copies of the supplemented or amended prospectus contemplated by paragraph (vii) of this Section 3.3.

         Section 3.4. Underwritten Offerings. If the Company at any time proposes to register any of its securities in a Piggyback Registration and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of Section 3.1(c), use its best efforts, if requested by any Requesting Holder whose Registrable Securities are included in such registration, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such Requesting Holder among the securities to be distributed by such underwriters, and such Requesting Holders shall be obligated to sell their Registrable Securities in such Piggyback Registration through such underwriters on the same terms and conditions as apply to the other Company securities to be sold by such underwriters in connection with such Piggyback Registration. The Requesting Holders whose Registrable Securities are to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriter or underwriters if requested by the Managing Underwriter. No Requesting Holder may participate in such underwritten offering unless such Requesting Holder agrees, if requested by the Managing Underwriter, to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If any Requesting Holder disapproves of the terms of an underwriting, such Requesting Holder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter, and each of the remaining Requesting Holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn (i) in the case of a Cutback Registration, in accordance with the priorities set forth in Section 3.1(c) and (ii) in all other cases in the proportion which the number of Registrable Securities being registered by such remaining Requesting Holder bears to the total number of Registrable Securities being registered by all such remaining Requesting Holders.

         Section 3.5. Holdback Agreements. Unless the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company) otherwise agrees in writing, no Stockholder shall effect any public sale or distribution (including a sale under Rule 144) of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for Registrable Securities, including any Class A Shares, during the period beginning on the third business day prior to and ending on the 180th day after the effective date of any registration statement filed by the Company in connection with a Public Offering (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter (or, in the case of a non-underwritten Public Offering, the Company), in order to complete the sale and distribution of the securities included in such registration), except as part of such registration statement, whether or not such Stockholder participates in such registration.


                                       IV
                        INDEMNIFICATION AND CONTRIBUTION

         Section 4.1 Indemnification.

         (a) Indemnification by the Company. The Company shall, to the full extent permitted by law, indemnify and hold harmless each Participating Holder of Registrable Securities included in any registration statement filed in connection with a Covered Registration, its directors, officers, and partners, and each other Person, if any, who controls any such Participating Holder within the meaning of the Securities Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, "Losses"), to which such Participating Holder or any such director, officer, partner or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse such Participating Holder and each such director, officer, partner and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided, that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Participating Holder, or (ii) such Participating Holder's failure to send or give a copy of the final prospectus to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Participating Holder or any such director, officer, partner or controlling Person, and shall survive the transfer of such securities by such Participating Holder. The Company shall also provide customary indemnification to any underwriters of Registrable Securities, their officers and directors, and partners, and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act.

         (b) Indemnification by the Participating Holder. Each Participating Holder, as a condition to including its Registrable Securities in a registration statement filed in connection with a Covered Registration, shall, to the full extent permitted by law, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any underwriter retained by the Company, and each other Person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Participating Holder, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that the obligation of such Participating Holder to provide indemnification pursuant to this Section 4.1 shall be limited in amount to the net proceeds received by such Participating Holder from the sale of Registrable Securities pursuant to such Covered Registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such Participating Holder.

         (c) Notices of Claims, Etc. Promptly after receipt by any Person entitled to indemnification under subsection (a) or (b) above (the "Indemnified Party") of notice of the commencement of any proceeding or action, such Indemnified Party shall, if a claim in respect thereof is to be made against an indemnifying party (the "Indemnifying Party") under this Section 4, notify such Indemnifying Party in writing of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under subsection (a) or (b) above (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits rights or defenses by reason of such failure). In case any such action shall be brought against any Indemnified Party and it shall notify an Indemnifying Party of the commencement thereof, such Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, such Indemnifying Party shall not be liable to such Indemnified Party under this Section 4 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought under this Section 4 (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

         (d) Contribution. If for any reason the indemnification provided for in this Section 4.1 is unavailable to hold harmless an Indemnified Party under subsection (a) or (b) above in respect of any Losses referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact has been made by or relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.1(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                   ARTICLE V

                                 MISCELLANEOUS

         Section 5.1 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested. In each case notice shall be sent to:

         If to the Company, addressed to:

         IntercontinentalExchange, Inc.
         2100 RiverEdge Parkway
         Suite 500
         Atlanta, GA 30328
         Attention:  Chief Executive Officer
         Telecopier No.:  (770) 951-5481

         With copies to:

         IntercontinentalExchange, Inc.
         2100 RiverEdge Parkway
         Suite 500
         Atlanta, GA 30328
         Attention: General Counsel
         Telecopier No.:  (770) 857-4755

         and:

         Sullivan & Cromwell LLP
         125 Broad Street
         New York, NY  10004
         Attention:  David J. Gilberg
         Telecopier No.:  (212) 558-3588

         If to any Stockholder, to such Stockholder at the address indicated in Annex A hereto. Changes in notice addresses may be made by a notice delivered to the Company pursuant to this Section 5.1.

         Section 5.2  Governing Law; Jurisdiction.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (b) By execution and delivery of this Agreement, each of the Stockholders accepts, generally and unconditionally, the exclusive jurisdiction of the state or federal courts of New York.

         Section 5.3 Entire Agreement; Amendments and Waivers.

         (a) This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be terminated or amended except by an instrument in writing signed on behalf of the Stockholders holding at least a majority of the outstanding Registrable Securities held by Stockholders; provided that any amendment that expressly alters the rights of any Stockholder differently from other Stockholders shall require the consent of such affected Stockholder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         (b) It being the intent of the Company and the Stockholders that this Agreement shall be the sole and exclusive agreement with respect to the matters set forth herein and, during the term of this Agreement, each party hereto agrees not to enter into any other agreements or arrangements that are in conflict with or are expressly governed by the terms of this Agreement except for agreements or arrangements (i) approved or consented to by the Stockholders of at least a majority of the outstanding Registrable Securities held by the Stockholders, (ii) agreements or arrangements between any Stockholder and its Affiliates, and (iii) agreements or arrangements pursuant to the Company's employee benefit plans.

         Section 5.4 Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.

         Section 5.5 Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and any party to which any Stockholder has transferred or sold its Registrable Securities; provided that Shares which have been distributed in a registered Public Offering or sold under Rule 144 to Persons other than Stockholders shall no longer be subject to this Agreement. Except as provided herein, each transferee of shares of Registrable Securities from a Stockholder shall take such shares subject to the same restrictions as existed in the hands of the transferor. The Company may, however, require any transferee seeking to participate in a Covered Registration to sign an agreement acknowledging that it is bound by the terms and conditions of this Agreement as if such transferee were a Participating Holder with respect to the relevant Covered Registration.

         Section 5.6 Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         Section 5.7 Further Assurances. Each of the parties shall execute and deliver such further instruments and documents and take such further actions as may be reasonably required or desirable in the discretion of the Company to carry out the provisions hereof and the transactions contemplated hereby.

         Section 5.8 Cumulative Remedies. All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         Section 5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Registration Rights Agreement as of the date first above written.

                                   INTERCONTINENTALEXCHANGE, INC.


                                   By /s/ JEFFREY C. SPRECHER
                                      ------------------------------------------
                                      Name:   Jeffrey C. Sprecher
                                      Title:  Chief Executive Officer


                                   AEP INVESTMENTS, INC.


                                   By /s/ STEPHEN P. SMITH
                                      ------------------------------------------
                                      Name:   Stephen P. Smith
                                      Title:  President


                                   THE GOLDMAN SACHS GROUP, INC.

                                   By /s/ GARY COHN
                                      ------------------------------------------
                                      Name:   Gary Cohn
                                      Title:  Assistant Secretary


                                   MIRANT AMERICAS ENERGY MARKETING, LP

                                   By  /s/ J. WILLIAM HOLDEN III
                                       -----------------------------------------
                                       Name:   J. William Holden III
                                       Title:  Senior Vice President


                                   MORGAN STANLEY CAPITAL GROUP INC.

                                   By /s/ NANCY A. KING
                                      ------------------------------------------
                                      Name:   Nancy A. King
                                      Title:  Vice President

                                   SOCIETE GENERALE FINANCIAL CORPORATION

                                   By /s/ GOVERNOR TIPTON
                                      ------------------------------------------
                                      Name:   Governor Tipton
                                      Title:  Secretary


                                   TOTAL INVESTMENTS USA INC.


                                   By /s/ SUSAN T. DUBB
                                      ------------------------------------------
                                      Name:   Susan T. Dubb
                                      Title:  Vice President